QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.13

CONSULTING AGREEMENT

    THIS AGREEMENT is entered into as of August 29, 2000, by and between PerfectData Corporation, a California corporation, with its principal place of business at 110 West Easy Street, Simi Valley, California, 93065-1689 (hereinafter "CLIENT"), and Terry J. Bakerwith his principal place of business at 1595 Regatta Road, Laguna beach, California, 92651 (hereinafter "TJB"). CLIENT and TJB are hereinafter referred to as ("The Parties").

W I T N E S S E T H:

    In consideration of the promises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1.
The Services

    TJB shall cause the following consulting services to be performed (hereinafter referred to as "Services").

    TJB shall work with CLIENT on the Retail Expansion Project. The specific tasks and deliverables of the Retail Expansion Project are summarized in the attached Exhibit A.

2.
Compensation and Reimbursement

(a)
CLIENT shall pay TJB a fee of $12,500.00 per month times 3 months. CLIENT will also reimburse TJB for related out-of-pocket expenses (with documented receipts) including but not limited to travel and telephone expenses. Any expense greater than $250.00 will be pre-approved by CLIENT.

(b)
TJB's fees shall include and TJB shall be responsible for the payment of all federal, state and local taxes of any kind that are attributable to the compensation it receives.

(c)
TJB shall be paid according to the following schedule:

Date	Payment Due
08/29/00	$12,500.00
09/29/00	$12,500.00
10/30/00	$12,500.00

Total	$37,500.00
  (d)
  TJB agrees to devote a full-time effort for the CLIENT towards the Retail Expansion Project.

  (e)
  CLIENT shall issue to TJB, 60,000 Options to purchase common shares of PerfectData stock (PERF) at an exercised price of $3.00 per share, which will vest as follows: (i) thirty three percent (33%) of the Shares at the end of the ninety day period from the date of this Agreement (the "Initial Vesting Date"), (ii) thereafter, the remaining sixty seven percent (67%) of the shares in a series of two (2) successive equal ninety day installments upon the completion of each calendar three month period measured from the date of the Initial Vesting Date. The Vesting period is created and defined with the assumption that, TJB will continue to perform contracted services past the initial ninety days. If TJB's services do not extend past the initial ninety days of this agreement, then the remaining sixty seven percent (67%) of the shares will automatically terminate. All Options granted, will carry piggyback registration rights. In any event, Company will use its best efforts to register stock within one year from the date of this agreement.

E–2

3.
Confidential Relationship

(a)
CLIENT may, from time to time, communicate to TJB certain information to enable TJB to effectively perform the Services. TJB shall treat all such information as confidential, whether or not so identified, and shall not disclose any part thereof without the prior written consent of CLIENT. TJB shall limit the use and circulation of such information, to the extent necessary to perform the Services. The foregoing obligation of this Paragraph 3. however, shall not apply to any part of the information that (i) has been disclosed in publicly available sources of information, (ii) is, through no fault of TJB, hereafter disclosed in publicly available sources of information, (iii) is not in the possession of TJB without any obligation of confidentiality, or (iv) has been or is hereafter rightfully disclosed to TJB by a third party, but only to the extent that the use or disclosure thereof has been or is rightfully authorized by that third party.

(b)
TJB shall not disclose any reports, recommendations, conclusions or other results of the Services or the existence or the subject matter of this contract without the prior written consent of CLIENT.

(c)
In its performance hereunder, TJB shall comply with all legal obligations it may now or hereafter have respecting the information or other property of any other person, firm, or corporation.

4.
Proprietary Rights

    The work product of the Services, and any writings, discoveries, inventions and innovations resulting from the Services, shall be promptly communicated to and become the property of CLIENT. TJB shall perform all lawful acts requested by CLIENT, (i) to perfect CLIENT's title therein, and (ii) where applicable, to enable CLIENT, or its nominee to obtain and maintain copyright, patent or other legal protection therefore anywhere in the world. Any such property that is copyrightable subject matter shall be considered a work made for hire, and CLIENT shall own the copyright and all extensions thereof the full and exclusive rights comprised in any such property.

5.
Term

    This Agreement shall be effective for the period from August 29, 2000 to November 30, 2000. Either party may terminate this agreement for any reason with 14 days advance written notice. If this Agreement is terminated before the above date. CLIENT's sole obligation shall be to pay TJB the amount due through the term of this agreement. In the event of termination, or upon expiration of this Agreement, TJB shall return to CLIENT any and all equipment, documents, or materials, and all copies made thereof which TJB received from CLIENT for the purposes of this Agreement. If CLIENT wishes to continue and/or extend the services of TJB, at the end of this initial agreement, CLIENT agrees to contract TJB's services on a month to month basis, at a fee of $12,500 per month or at a renegotiated and mutually agreed upon rate.

6.
Indemnification

    CLIENT shall indemnify and save TJB harmless from any damages, liabilities, expenses, and costs (including attorney's fees and court costs) incurred by TJB arising from or relating to this agreement, except for damages, liabilities, expenses, and costs resulting from TJB's misconduct or gross negligence in connection with this agreement.

E–3

7.
Notices

    All notices and billings shall be in writing and sent to the following addresses;

PerfectData Corporation	Mr. Terry J. Baker
110 West Easy Street	1595 Regatta Road
Simi Valley, CA 93065-1689	Laguna Beach, CA 92651
8.
General

(a)
The terms and conditions of Paragraphs 3, 4 and 6 hereof shall survive the termination of this Agreement or completion of the Services, as the case may be.

(b)
TJB shall not subcontract any of the Services to be performed without the prior written consent of CLIENT.

(c)
TJB shall perform the Services as an independent contractor and shall not be considered an employee of CLIENT for any purpose.

(d)
TJB shall maintain a presence within the CLIENT's offices at a minimum of 4 days per week, if not otherwise traveling on behalf of the CLIENT.

(d)
This Agreement shall be governed by and construed in accordance with the state laws of the State of California.

(e)
This Agreement shall constitute the entire understanding between TJB and CLIENT relating to the terms and conditions of the services to be performed by TJB.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date written above.

PerfectData Corporation		Terry J. Baker
By:	/s/ HARRIS SHAPIRO Harris Shapiro	By:	/s/ TERRY J. BAKER Terry J. Baker
Date: August 29, 2000		Date: August 29, 2000

E–4

EXHIBIT A
Tasks and Deliverables

1.
Operations
(a)
Assume day-to-day operations of the company as its Vice President of Sales and Marketing.

(b)
Assess and realign personnel resources for maximum effectiveness.

(c)
Minimize operational expenses to maximize profits.

(d)
Implement weekly reporting tools to measure inventories and revenue.

(e)
Manage forecasting of products/raw materials/finished goods to suppliers.

(f)
Develop operating budget to support $6M in revenue through 2001.

(g)
Review potential acquisitions.

2.
Sales and Marketing
(a)
Maximize revenue of existing inventories.

(b)
Create, execute and secure major channel partnerships for distribution of PerfectData products.

(c)
Develop a 16 month sales forecast (Sept '00 thru Dec '01) for a target revenue of $6M.

(d)
Create and implement a comprehensive marketing plan to obtain revenue target of $6M.

E–5

QuickLinks

  EXHIBIT 10.13
CONSULTING AGREEMENT
EXHIBIT A Tasks and Deliverables